UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 25, 2022

ENERPAC TOOL GROUP CORP
(Exact name of Registrant, as specified in its charter)

Wisconsin	001-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2022, Enerpac Tool Group Corp. (the “Company”) notified Rick T. Dillon that he will no longer serve as Executive Vice President and Chief Financial Officer of the Company effective April 30, 2022, or such later date as Mr. Dillon and the Company may mutually agree.

On January 30, 2022, Mr. Dillon and the Company entered into a letter agreement (the “Transition and Separation Agreement”) which provides for a transition period through April 30, 2022, or such later date as Mr. Dillon and the Company may mutually agree (the “Transition Period”).  During the Transition Period, Mr. Dillon will continue to serve as the Company’s Executive Vice President and Chief Financial Officer and receive his current compensation and all applicable benefits consistent with the Company’s executive compensation practices.  Subject to his execution of a general release of claims, at the end of the Transition Period or if Mr. Dillon’s employment is terminated during the Transition Period due to his death or disability or by the Company other than for “cause” (as defined), Mr. Dillon will receive the following benefits:

•	continued payment of his base salary, at the then-current rate, through the end of the Transition Period;

•	a lump-sum payment equal to fourteen months of base salary at the then-current rate;

•
the full amount of his annual bonus for the fiscal year ending August 31, 2022 based on the achievement of performance measures, which bonus is to be paid when annual bonus payments are paid to the Company’s executive officers;

•
a lump-sum payment equal to the portion of the monthly premium the Company would pay for 12 months of medical, dental, vision and disability insurance coverages at his enrollment levels for specific coverages then in place;

•	full vesting in all time-vesting restricted stock units and stock options, and continued vesting in the performance vesting restricted stock units based on the Company’s performance;

•	full contribution to and vesting in the Company’s supplemental executive retirement plan, with respect to the fiscal year ending August 31, 2022;

•	six months of outplacement services; and

•	certain other perquisites, such as the executive financial planning and physical benefits for 2022 and continued use of his company car for a short period following of the Transition Period.

The Transition and Separation Agreement further includes a waiver by Mr. Dillon of any rights to severance under the Company’s Senior Officer Severance Plan and the Amended and Restated Change in Control Agreement between Mr. Dillon and the Company.  The description of the Transition and Separation Agreement set forth herein is qualified in its entirety by reference to the Transition and Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01          Regulation FD Disclosure

On January 31, 2022, the Company issued a press release regarding the departure of Mr. Dillon, which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth in this Item 7.01 and in Exhibit 99.1 is “furnished” under Item 7.01 of Form 8-K.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Exhibits

(d)          Exhibits

Exhibit No.	Description

10.1	Letter agreement dated January 30, 2022 between Rick T. Dillon and Enerpac Tool Group Corp.
99.1	Press release dated January 31, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:          January 31, 2022

ENERPAC TOOL GROUP CORP.

By:	/s/ James Denis
James Denis
Acting General Counsel and Secretary